Exhibit 99.1

Novolex and Pactiv Evergreen Inc. to Combine,

Establishing a Leading Manufacturer in Food and Beverage Packaging

Pactiv Evergreen Shareholders to Receive $18.00 Per Share in Cash

Complementary products, focus on innovation and sustainability create partner of choice across the food and beverage packaging industry

Customer-centric, packaging solutions provider across substrates with a North American footprint and broad distribution capabilities

CHARLOTTE, N.C. and LAKE FOREST, Ill. — December 9, 2024 — Novolex® and Pactiv Evergreen Inc. (NASDAQ: PTVE), announced today they have entered into a definitive agreement to combine, creating a leading manufacturer in food, beverage and specialty packaging products.

The combination brings together two highly complementary businesses that will offer a broad product platform, establishing one of the most diverse substrate offerings in the packaging industry. The asset base will include an extensive manufacturing footprint and an expansive distribution network, enhancing the combined company’s ability to serve customers ranging from large, blue-chip brands to small businesses that serve millions of consumers every day.

“This transaction reflects the continuation of our long-term growth strategy to create the industry’s most innovative, sustainable and customer-focused company,” said Stan Bikulege, Chairman and CEO of Novolex. “Pactiv Evergreen’s strong product portfolio, along with their talented team, will complement and add significant depth to Novolex’s diverse packaging solutions. Our companies share a dedication to customer success, a steadfast entrepreneurial spirit and have aligned values of integrity, collaboration and excellence. Our commitment to employees is unwavering in making this a best-in-class, high growth platform. We’re excited to continue our growth journey and are confident this combination will strengthen the future of food and beverage packaging.”

Michael King, President and Chief Executive Officer of Pactiv Evergreen, said, “We are pleased to reach this agreement with Novolex, which shares our commitment to product quality and recognizes our potential for future growth. The Board and leadership team evaluated a range of opportunities and are confident this transaction maximizes shareholder value and is the best path forward for all stakeholders. This milestone is a testament to our talented employees, and Pactiv Evergreen’s inherent value. Over the past three years, we’ve made significant progress on our transformation, focusing on our core strengths while driving operational excellence and enhancing profitability. We look forward to this next exciting chapter.”

“Novolex and Pactiv Evergreen serve attractive end markets, and both companies have made tremendous progress in recent years to enhance their operations and strengthen their focus on product innovation and sustainability leadership. As the packaging industry continues to evolve, bringing together these two talented teams will better position the combined company with enhanced and complementary capabilities to meet shifting consumer demands and provide the highest quality products and services to customers. We’re proud to support Novolex and Pactiv Evergreen and look forward to our continued partnership with Stan and the management team as they drive innovation and sustainable growth,” said Rob Seminara and Peter Sinensky, Partners at Apollo.

Exhibit 99.1

“We are pleased to support this transformative combination of Novolex and Pactiv Evergreen,” said Sam Blaichman, Managing Director, Head of North America, Direct Private Equity at CPP Investments. “We look forward to working alongside Apollo with Stan and the management team to realize the potential of the combined company.”

Compelling Strategic Combination and Financial Rationale

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Delivers greater choice with more than 250 brands and 39,000 combined SKUs, establishing one of the most diverse substrate sets in the packaging industry, including multiple types of fiber, resin and post-consumer recycled content.
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Improves service to customers, including the top household names in grocery, retail, quick- and full-service restaurants, foodservice, food and beverage producers and industrials.
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Accelerates product innovation by combining respective experience in materials science, R&D and customizable product development capabilities and manufacturing technologies to better fulfill evolving customer demands for convenient, durable, protective and user-friendly packaging.
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Provides additional service and distribution capabilities through a broad manufacturing footprint across the U.S., Canada and Mexico.
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Builds on and enhances both companies’ proven dedication to sustainability through greater resources to invest in R&D for materials and sustainability strategies, including production of recyclable, compostable and reusable packaging backed by enterprise-wide emission reduction targets designed to reduce the impact of packaging on the environment.

Transaction Details

Under the terms of the agreement, Novolex will acquire Pactiv Evergreen for $18.00 per share in an all-cash transaction valued at $6.7 billion, inclusive of Pactiv Evergreen’s net debt as of September 30, 2024. The transaction consideration represents a 49% premium to the two-month unaffected volume weighted average trading price as of December 2, 2024, the last trading day prior to media reports regarding a potential transaction. Upon the completion of the transaction, Pactiv Evergreen will become a privately held company, and its common stock will no longer be listed on Nasdaq. The combined company will be led by Novolex Chairman and CEO Stan Bikulege.

This transaction is supported by funds managed by affiliates of Apollo (the “Apollo Funds”), the majority shareholder of Novolex since 2022, and Canada Pension Plan Investment Board (“CPP Investments”), which will contribute approximately US$1 billion and will become a significant minority shareholder in the post-merger company.

The transaction has been approved by the Pactiv Evergreen Board of Directors and is subject to receipt of regulatory approvals and other customary closing conditions. The transaction has also been approved by Packaging Finance Limited, in its capacity as the majority shareholder of Pactiv Evergreen, and no other shareholder approval is required. The transaction is not subject to a financing condition and is expected to close in mid-2025.

Advisors

Barclays Bank PLC is acting as lead financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to Novolex. Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are also acting as financial advisors to Novolex. Financing is being provided by Wells Fargo Bank NA, UBS Investment Bank, Barclays Bank PLC, RBC Capital Markets, LLC and Morgan Stanley Senior Funding, Inc.

Goldman Sachs & Co. LLC and Lazard Frères & Co. LLC are acting as financial advisors and Paul Hastings LLP is acting as legal advisor to Pactiv Evergreen.

About Novolex

Novolex develops and manufactures diverse packaging products for multiple industries in the foodservice, delivery and carryout, food processor and industrial markets that touch nearly every aspect of daily life.

Exhibit 99.1

The Novolex family of brands provides customers with innovative food and delivery packaging and performance solutions products for their business needs today while investing in research and development to engineer more sustainable choices for the future. With more than 10,000 employee families, Novolex operates 56 manufacturing facilities in North America and Europe, including two world-class plastic film recycling centers. To learn more about Novolex, visit www.novolex.com.

About Pactiv Evergreen
Pactiv Evergreen is a leading manufacturer and distributor of fresh foodservice and food merchandizing products and fresh beverage cartons in North America. Pactiv Evergreen produces a broad range of on-trend and feature-rich products that protect, package and display food and beverages for today’s consumers. Its products, many of which are made with recycled, recyclable or renewable materials, are sold to a diversified mix of customers, including restaurants, foodservice distributors, retailers, food and beverage producers, packers and processors. Learn more at www.pactivevergreen.com.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three investing strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of September 30, 2024, Apollo had approximately $733 billion of assets under management. To learn more, please visit www.apollo.com.

About CPP Investments

Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Fund in the best interest of the more than 22 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At September 30, 2024, the Fund totaled C$675.1 billion. For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Instagram or on X @CPPInvestments.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements that reflect Pactiv Evergreen’s current views with respect to certain current and future events. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the expected timing of closing of the proposed transaction. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on Pactiv Evergreen’s expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, (i) the completion of the proposed transaction on the anticipated terms and timing, including obtaining regulatory approvals, and the satisfaction of other conditions to the completion of the proposed transaction; (ii) potential litigation relating to the proposed transaction that could be instituted against Pactiv Evergreen or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the proposed transaction (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm Pactiv Evergreen’s business, including current plans and operations, including during the pendency of the proposed transaction; (iv) the ability of Pactiv

Exhibit 99.1

Evergreen to retain and hire key personnel; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Pactiv Evergreen’s financial performance; (ix) certain restrictions during the pendency of the proposed transaction that may impact Pactiv Evergreen’s ability to pursue certain business opportunities or strategic transactions; (x) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed transaction; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; (xiii) the risk that Pactiv Evergreen’s stock price may decline significantly if the proposed transaction is not consummated; and (xiv) those risks described under the heading “Risk Factors” in Pactiv Evergreen’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission, or SEC, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC. New risks emerge from time to time, and it is not possible for Pactiv Evergreen to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement that Pactiv Evergreen makes. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, Pactiv Evergreen undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Pactiv Evergreen will prepare and file an information statement on Schedule 14C for its shareholders with respect to the approval of the proposed transaction and may file or furnish other documents with the SEC regarding the same. When completed, a definitive information statement will be mailed to Pactiv Evergreen’s shareholders. This press release is not a substitute for the information statement on Schedule 14C or any other document that Pactiv Evergreen may file with the SEC or send to its shareholders in connection with the proposed transaction. You may obtain copies of all documents filed by Pactiv Evergreen with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from Pactiv Evergreen’s website at https://investors.pactivevergreen.com/financial-information/sec-filings.

Shareholders of Pactiv Evergreen are urged to read all relevant documents filed with the SEC, including the information statement on Schedule 14C, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the proposed transaction.

Contacts

Novolex

Media:

Sean Heaslip

NovolexMedia@edelman.com

Pactiv Evergreen

Investors:

Curt Worthington

Vice President, Strategy & Investor Relations

InvestorRelations@pactivevergreen.com

Media:

Beth Kelly

Exhibit 99.1

Sr. Director, Communications

beth.kelly@pactivevergreen.com

Andi Rose / Ed Trissel / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

PTVEmedia@joelefrank.com